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                                      EXHIBIT 21
                                      ----------

                     SUBSIDIARIES OF CONSOL ENERGY INC. (CONSOL)
                     -------------------------------------------


                                             JURISDICTION
                                                  OF              PERCENTAGE
         NAME OF CONSOL SUBSIDIARY(1)        INCORPORATION        OWNED
         ----------------------------        -------------        ----------

         1881 Group Inc.                     Pennsylvania         100%

         Allegheny Highlands Realty          Pennsylvania         100%
           Company

         Beatrice Pocahontas Company         Delaware             100%

         Cardinal River Coals Ltd.           Alberta, Canada       50%

         Cargo Dockers LTD                   Canada               100%

         Church Street Holdings, Inc.        Delaware             100%

         Colorap Development Corp.           Pennsylvania         100%

         Conrhein Coal Company               Pennsylvania         100%
           (Partnership)

         CONSOL Docks Inc.                   Delaware             100%

         CONSOL Foreign Sales                Barbados             100%
           Corporation

         Consolidation Coal Company          Delaware             100%

         Consolidation Coal Company,         Nevada               100%
           Inc.

         Consolidation Coal Operating        Delaware             100%
           Company

         Consolidation Coal Sales            Delaware             100%
           Company

         CONSOL Inc.                         Delaware             100%

         CONSOL of Canada Inc.               Delaware             100%

         CONSOL of Kentucky Inc.             Delaware             100%

         CONSOL Pennsylvania Coal            Delaware             100%
           Company

         CONSOL Sales Company                Delaware             100%

         Cordin LTD                          Canada               100%

         Cowanshannock Coal Company,         Pennsylvania         100%
           Inc.

         DSB Company                         Pennsylvania         100%

         DUPECH Inc.                         Delaware             100%

         Eighty-Four Mining Company          Pennsylvania         100%

         Fairmont Supply Company             Delaware             100%

         Godefroid Coal Trading and          Belgium              100%
           Shipping S.A.


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                                             JURISDICTION
                                                  OF              PERCENTAGE
         NAME OF CONSOL SUBSIDIARY(1)        INCORPORATION        OWNED
         ----------------------------        -------------        ----------

         Greenon Coal Company                Delaware             100%

         Hammer Coal Company                 Delaware             100%

         Helvetia Coal Company               Pennsylvania         100%

         Island Creek Coal Company           Delaware             100%

         IC Coal, Inc.                       Delaware             100%

         Island Creek Corporation            Delaware             100%

         Island Creek Mining Company         Delaware             100%

         Jeffco Coal Company                 Pennsylvania         100%

         Kent Coal Mining Company            Pennsylvania         100%

         Keystone Coal Mining Corp.          Pennsylvania         100%

         Laurel Run Mining Company           Virginia             100%

         Leatherwood Inc.                    Pennsylvania         100%

         Lucerne Land Company                Pennsylvania         100%

         Mary Margaret Mining Company        Pennsylvania         100%

         Maud Mining Company                 Pennsylvania         100%

         McElroy Coal Company                Delaware             100%

         MTB Inc.                            Delaware             100%

         Neptune Bulk Terminals              British Columbia    18.8%

         New Century Holding, Inc.           Delaware            100%

         Nineveh Coal Company                Pennsylvania        100%

         O'Donnell Coal Company              Pennsylvania        100%

         Pocahontas Gas Partnership          Virgina              50%

         Potomac Coal Company                West Virginia       100%

         Pyrra Mining Company                Pennsylvania        100%

         Quarto Mining Company               Ohio                100%

         Rochester & Pittsburgh Coal Co.     Canada              100%
           (Canada) - Limited

         Reserve Coal Properties Company     Delaware            100%

         RFC Fuel Corporation                New York            100%

         Rochester & Pittsburgh Coal         Pennsylvania        100%
           Company

         Societe Europeene des Charbons      Belgium             100%
           S.A.

         Subco, Inc.                         Pennsylvania        100%


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                                             JURISDICTION
                                                  OF             PERCENTAGE
         NAME OF CONSOL SUBSIDIARY(1)        INCORPORATION       OWNED
         ----------------------------        -------------       ----------

         Supreme Coal Company                Pennsylvania        100%

         The White Star Coal Co., Inc.       New York            100%

         Twin Rivers Towing Company          Delaware            100%

         United Eastern Coal Sales           Pennsylvania        100%
           Corporation

         United Southern Coal Sales          Ohio                100%
           Corporation

         Welco Mining Company                Delaware            100%

         Wescto Coal Company                 Pennsylvania        100%

         Wolfpen Knob Development            Virginia            100%
           Company

         Young Township Coal Company,        Pennsylvania        100%
           Inc.


    1. None of the CONSOL subsidiaries does business under a name other than its corporate name.



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